PREMIUM CIGARS INTERNATIONAL, LTD.

                   UNDERWRITER'S COMMON STOCK PURCHASE WARRANT


         PREMIUM CIGARS INTERNATIONAL, LTD. (the "Company"), an Arizona corporation, hereby certifies that, for an aggregate consideration of _______________ ($_____), W.B. McKee Securities, Inc. is entitled, subject to the term set forth below, at any time and from time to time, but not earlier than one year nor more than five years from __________, 1997 (the "Issue Date"), to purchase from the Company _______________ (_____) shares of Common Stock, no par value (each "Share" and together the "Shares") of the Company at the purchase price per Share of $_____ (the purchase price per Share, as adjusted from time to time pursuant to the provisions hereunder set forth, being referred to herein as the "Exercise Price"). The Issue Date shall be the effective date of the Registration Statement. The Shares issuable upon exercise of this Underwriter's Common Stock Purchase Warrant (the "Warrant") have the same respective terms as the shares of Common Stock offered by the Company's Registration Statement on Form SB-2 (File No. 33-__________) dated __________, 1997 (the "Registration Statement"). This Warrant and all rights hereunder, to the extent such rights shall not have been exercised, shall terminate and become null and void to the extent the holder fails to exercise any portion of this Warrant prior to 5:00 p.m., Mountain Standard Time, on __________, 2002. This right is conditioned upon the sale by the Underwriter of _____ shares of Common Stock as provided in the Registration Statement.

         1. Registration.

                  a. The Company agrees for a period of four years commencing one year after the Issue Date, that if during such four-year period, no current registration statement by the Company is on file with the U.S. Securities and Exchange Commission covering the securities underlying this Warrant upon receipt of a written request from the holder of this Warrant or a majority of the securities issued or issuable hereunder, it will prepare and file under the Securities Act of 1933, as amended (the "Act"), one (but only one) registration statement or Notification on Form 1-A, if then required, in order to permit a public offering of the securities then underlying this Warrant, and will use its best efforts to cause such registration statement or Notification to become effective at the earliest possible date and to remain effective for a period not to exceed 270 days. The Company will bear the cost of such registration statement, including but not limited to counsel fees of the Company and disbursements, accountants' fees and printing costs, if any, but excluding the fees of counsel and others hired by the holder. The Company also agrees that it will furnish to you opinions of counsel to the same effect as provided in
Section 6(b) of the Underwriting Agreement entered into by the parties hereto on __________________, 1997 (the "Underwriting Agreement"), to the extent then applicable, except that such opinions shall relate to such registration statement and to the securities which shall be offered thereby. The Company and you further agree that as to such registration statement, the provisions of
Section 6(d) of the Underwriting Agreement shall apply, except that the Company shall be required to qualify the securities underlying this Warrant only in a reasonable number of jurisdictions under the circumstances. Additionally, if at any time within five (5) years from Issue Date, the Company or any successor intends to file a Notification on Form 1-A under the Act or a registration statement relating to a public offering of its securities under the Act, it will offer upon 15 days' written notice to the holder of this Warrant or the holders of the underlying securities (the
"Holders") to include the securities underlying this Warrant in such registration statement at the expense of the Company, limited in the case of a Regulation A Offering to the amount of the available exemption; provided that if such public offering is on a firmly underwritten basis, such securities may be excluded to the extent the managing underwriter thereof advises the Company and the Holders in writing that inclusion of such securities would impair the underwritten offering of securities for the account of the Company.

                  b. If at the time of any request to register the securities underlying this Warrant, the Company is engaged or has fixed plans to engage within thirty (30) days of the time of the request in a registered public offering as to which the securities underlying this Warrant may be included or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of three (3) months from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any two-year period.

         2. Exercise of Warrant.

                  a. All or any part of this Warrant may be exercised by the holder by surrendering it, with the form of subscription at the end hereof duly executed by such holder, to the Company's transfer agent accompanied by payment in full, in cash or by certified or official bank check, of the Exercise Price payable in respect of all or part of this Warrant being exercised. If less than the entire Warrant is exercised, the Company shall, upon such exercise, execute and deliver to the holder thereof a new warrant in the same form as this Warrant evidencing that Warrant to the extent not exercised.

                  b. The Company shall, at the time of any exercise of all or part of this Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holders shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligations of the Company to afford to such holder any such rights.

         3. Fractional Shares. No fractional securities or scrip representing fractional securities shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called upon any such exercise hereof, the Company shall pay to the holder an amount in
                                       -2-
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cash equal to such  fraction  multiplied  by the  current  market  value of such fractional securities, determined as follows:

                  a. If the security is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the security on such exchange on the last business day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

                  b. If the security is not listed or admitted to unlisted trading privileges, the current value shall be the last reported sale price or the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Quotation System (or, if not so quoted on NASDAQ, by the National Quotation Bureau, Inc.) on the last business day prior to the date of the exercise of this Warrant; or

                  c. If the security is not so listed or admitted to unlisted trading privileges and prices are not reported on NASDAQ, the current value shall be an amount, not less than the book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         4. Exchange, Assignment, or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the holder, upon presentation and surrender hereof to the transfer agent for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of securities purchased hereunder. This Warrant is restricted from sale, transfer, assignment, or hypothecation except to officers of W.B. McKee Securities, Inc. and by operation of law. Any such assignment shall be made by surrender of this Warrant to ____________ (the "Transfer Agent") with the Form of Assignment annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Transfer Agent shall, without charge, cause to be executed and delivered a new Warrant in the name of the assignee named in such instrument or assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof to the office of the Transfer Agent together with a written notice specifying the names and denomination in which new Warrants are to be issued and signed by the holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction of reasonably satisfactory indemnification including a surety bond, and upon surrender and cancellation of this Warrant, if mutilated, the Transfer Agent will cause to be executed and delivered a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         5. Rights of the Holder. The holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the holder are limited to those expressed in this Warrant.

         6. Adjustments.

                  a. The number of securities purchasable on exercise of this Warrant and the purchase prices therefor shall be subject to adjustment from time to time in the event that the Company shall: (1) pay a dividend in, or make a distribution of, shares of Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares, (3) combine its outstanding shares of Common Stock into a smaller number of shares, or (4) spin-off a subsidiary by distributing, as a dividend or otherwise, shares of the subsidiary to its stockholders. In any such case, the total number of shares and the number of shares or other units of such total securities purchasable on exercise of this Warrant immediately prior thereto shall be adjusted so that the holder shall be entitled to receive, at the same aggregate purchase price, the number of shares of Common Stock and the number of shares or other units of such other securities that the holder would have owned or would have been entitled to receive immediately following the occurrence of any of the events described above had this Warrant been exercised in full immediately prior to the occurrence (or applicable record date) of such event. An adjustment made pursuant to this Section 6(a) shall, in the case of a stock dividend or distribution, be made as of the record date and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of any adjustment pursuant to this Section 6(a), the holder shall become entitled to receive shares of two or more classes of series of securities of the Company, the Board of Directors of the Company shall equitably determine the allocation of the adjusted purchase price between or among shares or other units of such classes or series and shall notify the holder of such allocation.

                  b. In the event of any reorganization or recapitalization of the Company or in the event the Company consolidates with or merges into another entity or transfers all or substantially all of its assets to another entity, then and in each such event, the holder, on exercise of this Warrant as provided herein, at any time after the consummation of such reorganization, recapitalization, consolidation, merger or transfer, shall be entitled, and the documents executed to effectuate such event shall so provide, to receive the stock or other securities or property to which the holder would have been entitled upon such consummation if the holder had exercised this Warrant immediately prior thereto. In such case, the terms of this Warrant shall survive the consummation of any such reorganization, recapitalization, consolidation, merger or transfer and shall be applicable to the shares of stock or other securities or property receivable on the exercise of this Warrant after such consummation.

                  c. Whenever a reference is made in this Section 6 to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class stock ranking on a parity with such Common Stock.

                  d. Whenever the number of securities purchasable upon exercise of this Warrant or the purchase prices thereof shall be adjusted as required herein, the Company shall forthwith file in the custody of its secretary at its principal office, and with its Transfer Agent, an officer's certificate showing the adjusted number or price determined as herein provided and setting forth in detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder and the Company shall, forthwith after such adjustment, deliver a copy of such certificate to the holder.

                  e. The Company will not, by amendment of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action avoid or seek to avoid the performance of any of the terms of this Warrant, but will at all times in good faith take all necessary action to carry out the intent of all such terms. Without limiting the generality of the foregoing, the Company (1) will not increase the par value, of any securities receivable on exercise of this Warrant above the amount payable therefor on such exercise, (2) will take all action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares (or other securities or property deliverable hereunder) upon the exercise of this Warrant, and (3) will not transfer all or substantially all of its assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall be bound by all the terms of this Warrant. If any event occurs as to which the other provisions of this Warrant are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, in order to protect such purchase rights. This Warrant shall bind the successors and assigns of the Company.

         7. Notices of Record Dates, Etc.

                  a. If the Company shall fix a record date of the holders of Common Stock (or other securities at the time deliverable on exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividends or other distribution, or to receive any right to subscribe for or purchase any shares of any class of any securities, or to receive any other right contemplated by Section 6 or otherwise; or

                  b. In the event of any reorganization or recapitalization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation or any transfer of all or substantially all of the assets of the Company to another entity; or

                  c. In the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any such event, the Company shall mail or cause to be mailed to the holder a notice specifying, as the case may be, (1) the date on which a record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, or (2) the date on which a record is to be taken for the purpose of voting on or approving such reorganization, recapitalization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up and the date on which such event is to take place and the time, if any is to be fixed, as of which the holder of record of Common Stock (or any other securities at the time deliverable on exercise of this Warrant) shall be entitled to exchange its shares of Common Stock (or such other securities) for securities or other property deliverable on such reorganization, recapitalization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at the same date as the Company shall inform its stockholders.

         8. Reservation of Shares. The Company shall at all times reserve, for the purpose of issuance on exercise of this Warrant such number of shares of Common Stock or such class or classes of capital stock or other securities as shall from time to time be sufficient to comply with this Warrant, the Warrants and the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized and unissued shares of Common Stock or such other class or classes of capital stock or other securities to such number as shall be sufficient for that purpose.

         9. Approvals. The Company shall from time to time use its best efforts to obtain and continue in effect any and all permits, consents, registrations, qualifications and approvals of governmental agencies and authorities and to make all filings under applicable securities laws that may be or become necessary in connection with the issuance, sale, transfer and delivery of this Warrant and the issuance of securities on any exercise hereof, and if any such permits, consent, qualifications, registrations, approvals or filings are not obtained or continued in effect as required, the Company shall immediately notify the holder thereof. Nothing contained in this Section 9 shall in any way expand, alter or limit the rights of the holder set forth in Section 1 hereof.

         10. Survival. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Warrant and any investigation at any time made by or on behalf of any parties hereto and the exercise, sale and purchase of this Warrant and any other securities or property issuable on exercise hereof.

         11. Remedies. The Company agrees that the remedies at law of the holder, in the event of any default or threatened default by the Company in the performance or compliance with any of the terms of this Warrant, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         12. Notices. All demands, notices, consents and other communications to be given hereunder shall be in writing and shall be deemed duly given when delivered personally or five days after being mailed by first class mail, postage prepaid, properly addressed, if to the Company at _________________________________________________________________, or if to the
holder at 3003 North Central Avenue, Suite 100, Phoenix, Arizona 85012. The Company and each holder may change such address at any time or times by notice hereunder to the other.

         13. Amendments; Waivers; Terminations; Governing Law; Headings. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed and interpreted in accordance with the laws of the State of Arizona. The headings in this Warrant are for convenience of reference only and are not part of this Warrant.

         DATED: ________________


                                             PREMIUM CIGARS INTERNATIONAL, LTD.
                                             an Arizona corporation



                                             By
                                               --------------------------------
                                                 Steven J. Lambrecht,
                                                                     ----------

ATTEST:


By
  -------------------------------

                                  , Secretary
  -------------------------------

                               FORM OF ASSIGNMENT

                    (To be executed upon transfer of Warrant)


         FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers to _____________________________________________________________
the within Underwriter's Common Stock Purchase Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Underwriter's Common Stock Purchase Warrant on the warrant register of Premium Cigars International, Ltd., with full power of substitution.


                                                Signature:



                                                ------------------------------



DATED:                   , 19
      -------------------    --


                                                 Signature Guaranteed:



                                                ------------------------------

                                  SUBSCRIPTION

                (To be completed and signed only upon an exercise of the Underwriter's Common Stock Purchase Warrant in whole or in part)

TO:
   --------------------------------------------------------
    as Transfer Agent for Premium Cigars International, Ltd.
                           __________________________

         The undersigned, the Holder of the attached Underwriter's Common Stock Purchase Warrant, hereby irrevocably elects to exercise the purchase right represented by the Underwriter's Common Stock Purchase Warrant for, and to purchase thereunder, ____ Shares (as such terms are defined in the Underwriter's Common Stock purchase Warrant dated , 1997, from Premium Cigars International, Ltd.) or other securities or property, and herewith makes payment of $ therefor in cash or by certified or official bank check. The undersigned hereby requests that the Certificate(s) for such shares, or other securities or property, be issued in the name(s) and delivered to the address(es) as follows:

Name:
               -----------------------------------------
Address:
               -----------------------------------------

Deliver to:
               -----------------------------------------

Address:
               -----------------------------------------

         If the foregoing Subscription evidences an exercise of the Underwriter's Common Stock Purchase Warrant to purchase fewer than all of the Shares (or other securities or property) to which the undersigned is entitled under such Underwriter's Common Stock Purchase Warrant, please issue a new Underwriter's Common Stock Purchase Warrant, of like tenor, for the remaining Shares (or other securities or property) in the name(s), and deliver the same to the address(es), as follows:

Name:
               -----------------------------------------

Address:
               -----------------------------------------


DATED:                             , 19  .
      -----------------------------    --

                                              --------------------------------
                                              (Name of Holder)




                                              --------------------------------
                                              (Signature of Holder or
                                              Authorized Signatory)



                                              --------------------------------
                                              (Social Security or Taxpayer
                                              Identification Number of Holder)
                                      -11-